Exhibit 4.1

                                NORANDA INC.
                                ------------

         Stock Option Plan Established by the Board of Directors of
      Noranda Inc. December 15, 1964, with Amendments to March 1, 2004
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1.   (a)  The  Board  may  from  time  to  time in its discretion  grant to directors, officers and other employees of the Company or of any subsidiary company, the option to acquire from the Company shares of the capital stock of the Company during such period as the Board may in each case fix upon and subject to such terms, conditions, limitations, prohibitions and restrictions as are herein contained and as the Board may from time to time impose in the option and by regulations made hereunder.

     (b) An option may be exercised by a participant by the purchase of shares in respect of which the option is exercised at the exercise price specified for such option.

2. If, as and when any shares have been duly issued under the terms of an option granted under the Plan and in accordance with the terms of such option and this Resolution and any applicable regulations made hereunder, such shares shall be conclusively deemed allotted as fully paid and non-assessable shares of the Company.

3. No option shall be granted under the Plan unless recommended by the Human Resources Committee appointed by the Board for administration of the Plan.

4. (a) The Board may from time to time make, amend and repeal such regulations hereunder as it may deem expedient for the purpose of carrying out the Plan and this Resolution together with the regulations from time to time in force hereunder shall constitute the Plan.

     (b)  All decisions and  interpretations  of the Board  respecting  the
          Plan or options granted thereunder shall be binding and conclusive on the Company and on all holders of options granted thereunder and their respective executors and administrators and on all persons eligible under the provisions of the Plan to participate therein.

5. Notwithstanding section 4(a) of the Plan, any amendment to the Plan or to any option within or outside of the Plan, including any change relating to financial assistance provided by the Company, directly or indirectly, in connection with the Plan or option but not including an accelerated expiry of an option due to the participant ceasing to be an employee or director, must be pre-cleared with the stock exchanges on which the options are listed.

6. The Board may at any time terminate the Plan without prejudice to the rights of holders of options previously granted thereunder.

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                           REGULATIONS UNDER PLAN
                           ----------------------

1.   In these regulations:

     (i)    "Board" means the board of directors of the Company;

     (ii)   "Company" means Noranda Inc.;

     (iii) "early retirement" means retirement prior to the normal retirement date as fixed from time to time by the Company's pension plan known as the "Retirement Annuity Plan - Noranda Group";

     (iv) "employee" means a person employed by the Company and/or a subsidiary company;

     (v) "exercise price" means, in respect of any option at any date, the closing price of the shares on the Toronto Stock Exchange (the "TSX") or, if the shares are not then listed and posted for trading on the TSX, on such stock exchange on which such shares are then listed and posted for trading as may be selected for such purpose by the Board or the Human Resources Committee, as the case may be, on the trading day immediately preceding the date of grant of such option. In the event that the shares are not listed and posted for trading on the TSX or on any other stock exchange, the exercise price shall be determined by the Board or the Human Resources Committee in its sole discretion;

     (vi) "Human Resources Committee" means the committee appointed by the Board to make, among other things, recommendations with respect to the Plan;

     (vii)  "option" means an option to acquire shares under the Plan;

     (viii) "participant" means a person who has been granted an option;

     (ix) "Plan" means the Stock Option Plan established by the Resolution of the Board on December 15, 1964, as amended, and as therein set forth comprises the said Resolution and the Regulations from time to time in force thereunder;

     (x)    "shares" means the common shares of the Company;

     (xi) "subsidiary company" means any company designated as such by the Board for the purpose of the Plan and may, without limitation, include a company which is under the management or control of the Company or of any subsidiary company, and, in the case of the granting of an option under the Plan to a person other than an officer or employee of the Company, the granting of such option shall for all purposes of the Plan be deemed a designation by the Board of the company in respect of which the person to whom such option is granted is an officer or employee as a subsidiary company;

     (xii) "year" with respect to any option granted under the Plan means the period of 12 months commencing on the date of granting of such option or on any anniversary thereof; and

     (xiii) words importing the singular number only shall include the plural and vice versa, and words importing the masculine shall include the feminine.

2. An option shall be for a term of not more than ten years; however, should the Company or a subsidiary company sell or otherwise dispose of all its shares or all or substantially all of its assets in a subsidiary company or in a division other than to another subsidiary, any option granted to a participant of the subsidiary company or the division disposed of will expire one year from the date of the completion of such sale or on the original date of expiration of the option, whichever occurs first, unless the Board in its discretion decides otherwise provided, however, that in no event shall the date of expiration of an option be extended to a date more than ten years beyond the original date of grant of such option.

3. The aggregate number of shares issuable pursuant to the Plan, subject to adjustment pursuant to Paragraph 9 hereof, shall not exceed 13,000,000 shares. Shares in respect of which options are not exercised prior to expiry shall be available for subsequent grants of options under the Plan. Not less than 25 shares may be purchased at one time except where the remainder totals less than 25.

4. An option granted hereunder will expire on the earlier of the following dates:

     (a) the expiry date determined by the Board at the date of the grant, such expiry date not to be later than 10 years from the date of the grant;

     (b) 90 days from the date of early retirement, termination of employment (other than for cause), death or permanent disability of the participant; or

     (c) 3 days from the date of termination of employment of the participant for cause;

     provided, however, that in respect of any option which would expire pursuant to subparagraphs (b) or (c) above, the Human Resources Committee may extend the expiry date in its discretion to a date not beyond the expiry date determined in accordance with subparagraph (a) above.

5. (a) A participant may elect to exercise an option, in accordance with Paragraph 5(c), in respect of a specified number of options and purchase the number of shares issuable upon such exercise.

     (b) Shares duly acquired under the terms of an option shall be conclusively deemed allotted as fully paid and non-assessable shares to the person to whom the option was granted and a share certificate therefor shall be issued to such person.

     (c) An option may be exercised by a participant or a participant's legal personal representative giving notice in writing addressed to the Company at its principal office in the City of Toronto, Ontario and delivered to the Secretary of the Company. The options shall be deemed to be exercised upon actual receipt by the Secretary (or in his or her absence such officer or employee of the Company as may be designated by the Secretary for such purpose) of such notice. Such notice shall be accompanied by payment in full of the exercise price for all options specified in such notice. Upon exercise, an option shall be cancelled and the Company shall forthwith cause the transfer agent and registrar of the Company to deliver to the participant or his or her legal personal representative (unless directed otherwise by the participant) a certificate representing the aggregate number of fully paid and non-assessable shares required to be issued in accordance with the terms of the Plan. The participant shall not have any of the rights of a shareholder in respect of shares subject to the options until such shares have been issued. Notwithstanding the foregoing, the options shall not be exercisable unless the Company shall be satisfied that the issuance of shares on exercise will be in compliance with its constating documents and all applicable laws.

6. The terms and conditions of each option shall be embodied in a written stock option agreement in a form approved by the Human Resources Committee and containing such provisions as may be approved by the Board consistent with the Plan.

7. More than one option may be granted to the same participant and each of such options shall be dealt with as a separate option. An option may be granted subject to vesting requirements. The vesting requirements shall be determined at the time the option is granted and shall be embodied in the applicable stock option agreement. The total number of options to be granted to any one participant under the Plan, together with any options or shares under other employee stock option or purchase plans of the Company to such participant, shall not exceed 1% of the issued and outstanding shares immediately after the grant of the option.

8.   An option shall not be assignable.

9. Appropriate adjustments to the number of shares subject to the Plan, options granted or to be granted, shares issuable upon exercise of an option, and the exercise price, will be made by the Board to give effect to adjustments in the number of shares resulting from any subdivision, consolidation or reclassification of the shares, the payment of stock dividends by the Company (other than dividends in the ordinary course), or other relevant changes to the capital stock of the Company. The purpose of such adjustments will be to ensure that any participant exercising an option after such change in the capital stock of the Company will be in the same position as such participant would have been in if he had exercised the option prior to such change, except with respect to the receipt of income on the shares. In addition, in the event of a proposed merger, amalgamation or arrangement of the Company with one or more other corporations, the making of a take-over bid (as defined in the Ontario Securities Act) for any of the outstanding shares, the sale or distribution of all or substantially all of the Company's assets or a proposed corporate arrangement or reorganization, the Board may, in its absolute discretion, determine the manner in which all unexercised options granted under the Plan will be treated, including changing the date upon which any option vests or expires.

10. In the event of the reorganization of the Company or the amalgamation, merger or consolidation of the Company with another corporation, the Board may make such provision for the protection of the rights of holders of options as the Board in its discretion deems appropriate, including the vesting of any options which have not at that time been vested.

11. In the event of termination of the Plan the provisions thereof in force at the time of the granting of an option insofar as they are applicable to such option shall continue in effect during such time as such option remains in force.

12.  Recommendations  of the Human Resources  Committee shall be in writing
     and  shall  be  delivered   to  the   Secretary  of  the  Company  for
     transmission to the Board.